EXHIBIT 3.B

BY-LAWS

OF

EL PASO CORPORATION

As Amended May 6, 2009

BY-LAWS
OF
EL PASO CORPORATION

TABLE OF CONTENTS

ARTICLE I - OFFICES		1
Section 1.	Registered Office and Agent	1
Section 2.	Other Offices	1

ARTICLE II - STOCKHOLDERS		1
Section 1.	Annual Meetings	1
Section 2.	Special Meetings	1
Section 3.	Place of Meetings	3
Section 4.	Notice of Meetings	3
Section 5.	Fixing of Record Date for Determining Stockholders	5
Section 6.	Quorum	5
Section 7.	Organization	6
Section 8.	Voting	6
Section 9.	Remote Communication	7
Section 10.	Inspectors	8
Section 11.	List of Stockholders	8
Section 12.	Stockholder Proposals	9
Section 13.	Conduct of Meetings	11

ARTICLE III - BOARD OF DIRECTORS		11
Section 1.	Number, Qualification and Term of Office	11
Section 2.	Vacancies and Newly Created Directorships	12
Section 3.	Nominations of Directors	12
Section 4.	Resignations	13
Section 5.	Removals	13
Section 6.	Chairman of the Board; Lead Director	12
Section 7.	Place of Meetings; Books and Records	14
Section 8.	Annual Meeting of the Board	14
Section 9.	Regular Meetings	14
Section 10.	Special Meetings	15
Section 11.	Quorum and Manner of Acting	15
Section 12.	Organization	15

BY-LAWS

OF

EL PASO CORPORATION

ARTICLE I

OFFICES

SECTION 1.  Registered Office and Agent

The registered office of the corporation is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

SECTION 2.  Other Offices

The corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors (the “Board”) may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

SECTION 1.  Annual Meetings

A meeting of the stockholders for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting shall be held annually at 9:00 a.m., on the third Thursday of May, or at such other time and/or such other date as shall be fixed by resolution of the Board.  If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

SECTION 2.  Special Meetings

2.1    General Provisions. Except as provided in Section 2.2 below, special meetings of the stockholders for any purpose or purposes may be called only by a majority of the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Lead Director.

2.2    Stockholder Requested Special Meetings. Subject to the provisions of this Section 2.2, a special meeting of stockholders shall be called by the Board following the receipt by the Secretary of the corporation (the “Secretary”) of written requests to call a meeting from Eligible Holders (as defined below) of at least 25% of the outstanding common stock of the corporation.  "Eligible Holder" means any record holder of outstanding common stock of the corporation that (i) is making such request on its own behalf (and not on behalf of a beneficial owner of such common stock), or (ii) is making such request on behalf of a beneficial owner of such common stock, provided that, in the case of this clause (ii), such request must be accompanied by proof of such beneficial ownership in a form that would be sufficient to prove eligibility to submit a stockholder proposal under paragraph (b) of Rule 14a-8 of the Securities and Exchange Commission or any successor rule.  In determining whether requests to call a meeting have been received from Eligible Holders of at least 25% of the outstanding common stock of the corporation, multiple requests to call a special meeting will not be considered together if they relate to different items of business.  The business conducted at a special meeting shall be limited to the proposals set forth in the notice of such meeting; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to stockholders at any such special meeting.

(A)    A written request from a stockholder to call a special meeting shall not be effective unless it is signed and dated by a stockholder of record and unless it includes the stockholder notice disclosures contained in Article II, Section 12(B).  A stockholder may revoke a request to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting; provided however, that if any such revocations are received by the Secretary and, as a result of such revocation, there are no longer unrevoked requests from Eligible Holders of at least 25% of the outstanding common stock of the corporation, the Board shall have the discretion to determine whether or not to proceed with the special meeting.

        (B)    A written request from a stockholder to call a special meeting shall be ineffective if (1) it relates to an item of business that is not a proper subject for stockholder action under applicable law, (2) such request is delivered between the time beginning on the 61st day after the earliest date of signature on a written request that has been delivered to the Secretary relating to an identical or substantially similar item (a “Similar Item”) and ending on the one-year anniversary of such earliest date, (3) a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such written request, (4) a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such request to call a special meeting, or (5) such written request relates to the nomination or election of Directors, unless more than 13 calendar months have elapsed since the date of the last annual meeting at which stockholders were entitled to make nominations for the election of Directors pursuant to Article III, Section 3.

(C)    The Board shall determine in good faith whether the requirements set forth in paragraph (B) have been satisfied.  The Secretary shall determine in good faith whether all other requirements set forth in this subsection have been satisfied.  Any determination made pursuant to this paragraph (C) shall be binding on the corporation and its stockholders.

(D)    The Board shall determine the place, and fix the date and time, of any stockholder-called special meeting.

(E)    Notwithstanding the foregoing provisions of this Section 2.2, (1) nothing in this Section 2.2 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board, and (2) a stockholder shall also comply with all applicable requirements of the Exchange Act of 1934, as amended, or any successor statute thereto (the “Exchange Act”) and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.2; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements provided in this Section 2.2.

        (F)    Nothing in this Section 2.2 shall be construed to affect any right of a stockholder to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 3.  Place of Meetings

The annual meeting of the stockholders of the corporation shall be held at the general offices of the corporation in the City of Houston, State of Texas, or at such other place (if any) in the United States as may be stated in the notice of the meeting.  All other meetings of the stockholders shall be held at such places (if any) within or without the State of Delaware as shall be stated in the notice of the meeting.  In lieu of holding an annual meeting or special meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any annual meeting or special meeting of stockholders may be held solely by means of remote communication.

SECTION 4.  Notice of Meetings

4.1    Giving of Notice.

4.1.1    Except as otherwise provided by statute, written notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.  Each such notice shall state the place, if any, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  No business other than that specified in the notice thereof shall be transacted at any special meeting.

4.1.2    Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission.  If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the corporation and shall be deemed given when deposited in the United States mail.  Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.  An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

4.2    Notice of Adjourned Meetings.  When a meeting is adjourned to another time and place (if any), notice of the adjourned meeting need not be given if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is given. If the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

4.3    Waiver of Notice.

4.3.1    Whenever any notice is required to be given to any stockholder under the provisions of these By-laws, the Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, or by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

4.3.2    The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 5.  Fixing of Record Date for Determining Stockholders

5.1    Meetings.
For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no record date is fixed by the Board, the record date for determining stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

5.2    Dividends, Distributions and Other Rights.  For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

SECTION 6.  Quorum

Except as otherwise required by law, by the Restated Certificate of Incorporation, or by these By-laws, a majority of the aggregate voting power of the outstanding shares of stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders; provided that where a separate vote by a class or classes or by a series of a class is required, a majority of the aggregate voting power of the outstanding shares of such class or classes or of such series of a class, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on that matter. Shares of stock will be counted toward a quorum if they are either (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting.  If less than a majority of the aggregate voting power of the outstanding shares entitled to vote are represented at a meeting, a majority of the aggregate voting power of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 7.  Organization

At each meeting of the stockholders, the Chairman of the Board, or in his absence the Chief Executive Officer or the President, or in his absence, the Lead Director, or if all of the said persons are absent, a person designated by the Board, Chairman of the Board, the Chief Executive Officer, the President or Lead Director, or in the absence of such designated person, a person elected by the holders of a majority in number of shares of stock present in person or represented by proxy and entitled to vote, shall act as chairman of the meeting.

The Secretary, or in his absence or in the event he shall be presiding over the meeting in accordance with the provisions of this Section, an Assistant Secretary or, in the absence of the Secretary and all of the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 8.  Voting

8.1    General Provisions.
Unless otherwise provided in the Restated Certificate of Incorporation or a resolution of the Board creating a series of stock, at each meeting of the stockholders, each holder of any share of any series or class of stock entitled to vote at such meeting shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken, standing in his name on the stock ledger of the corporation on the record date fixed as provided in these By-laws for determining the stockholders entitled to vote at such meeting.  In all matters other than the election of Directors, if a quorum is present, the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these By-laws, the Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware.  Where a separate vote by a class or classes or by a series of a class is required, if a quorum is present, the affirmative vote of a majority in voting power of shares of such class or classes or series of a class present in person or represented by proxy at the meeting shall be the act of such class or classes or series of a class.  The provisions of this Section will govern with respect to all votes of stockholders except as otherwise provided for in these By-laws, the Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware.

8.2    Voting for Directors.
At each election of Directors the voting shall be by written ballot. A nominee for Director shall be elected to the Board if the votes cast for such nominee's election exceed the votes cast against such nominee's election; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in Article III, Section 3 of these By-laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders. If Directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

8.3    Shares Held or Controlled by the Corporation.

Shares of its own capital stock belonging to the corporation, or to another corporation if a majority of the shares entitled to vote in the election of Directors of such other corporation is held by the corporation, shall neither be entitled to vote nor counted for quorum purposes.

8.4    Proxies.

Each person entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  Proxies need not be filed with the Secretary of the corporation until the meeting is called to order, but shall be filed before being voted.  Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute valid means by which a stockholder may grant such authority:

                 (A)    A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee, or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; and

         (B)    A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person or persons who will be the holder of the proxy or to an agent of the proxyholder(s) duly authorized by such proxyholder(s) to receive such transmission; provided, however, that any such telegram, cablegram, or other means of electronic transmission must set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder. If it is determined that any such telegram, cablegram, or other electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied.

Any copy, facsimile telecommunication, or other reliable reproduction of a writing or electronic transmission authorizing a person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

SECTION 9.  Remote Communication

For the purposes of these By-laws, if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders may, by means of remote communication:

                      (A)    participate in a meeting of stockholders; and

                      (B)    be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

SECTION 10.  Inspectors

Prior to each meeting of stockholders, the Board shall appoint at least one Inspector who is not a Director, candidate for Director or officer of the corporation, who shall receive and determine the validity of proxies and the qualifications of voters, and receive, inspect, count and report to the meeting in writing the votes cast on all matters submitted to a vote at such meeting. In case of failure of the Board to make such appointments or in case of failure of any Inspector so appointed to act, the Chairman of the Board, or in his absence, the Lead Director, shall make such appointment or fill such vacancies. Each Inspector, immediately before entering upon his duties, shall subscribe to an oath or affirmation faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability.

SECTION 11.  List of Stockholders

It shall be the duty of the Secretary or other officer or agent having charge of the stock ledger of the corporation to prepare and make, at least ten days before every meeting of the stockholders, a complete list of stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each class and series registered in the name of each such stockholder.  Nothing contained in this Section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or, (ii) during ordinary business hours, at the principal place of business of the corporation.  In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any such meeting.

SECTION 12.  Stockholder Proposals at Annual Meetings

(A)           At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (1) by, or at the direction of, the Board or (2) by a stockholder of the corporation who complies with the procedures set forth in this Section 12. For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, whether such business or proposal is to be contained in the corporation’s proxy statement or in the stockholder’s proxy statement, the stockholder must have given timely notice thereof in writing to the Secretary.  To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation not earlier than 120 days nor later than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be received by the Secretary not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period or extend any time period for the giving of a stockholder’s notice as described above.

(B)           A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (1) a description, in 500 words or less, of the business desired to be brought before the annual meeting, including the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws of the corporation, the text of the proposed amendment), and the reasons for conducting such business at the annual meeting, (2) as to each stockholder of record giving the notice and each beneficial owner, if any, on whose behalf the proposal is made, (i) the name and address, as they appear on the corporation’s books, of such stockholder of record and of such beneficial owner, if any, (ii) the number of shares of each class or series of the corporation’s capital stock which are directly or indirectly, owned beneficially and of record, by such stockholder of record and such beneficial owner, (iii) any option, warrant, convertible or exchangeable security, stock appreciation right, swap, hedge or similar right with an exercise or conversion or exchange privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder of record or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the capital stock of the corporation, (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder of record or beneficial owner has a right to vote or direct the vote or dispose or direct the disposition of any capital stock of the corporation, including any relationship that, as a factual matter, confers on such stockholder of record or beneficial owner a significant ability to affect how voting power or investment power will be exercised, (v) any short interest of such stockholder of record or beneficial owner in any capital stock of the corporation (for purposes of this clause (v) a person shall be deemed to have a short interest in capital stock if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject capital stock), (vi) any rights to dividends on or appreciation in the capital stock of the corporation owned beneficially by such stockholder of record or beneficial owner that are separated or separable from the underlying capital stock of the corporation, (vii) any interest in capital stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder of record or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (viii) any performance-related fees (other than a fee based solely on a percentage of the value of assets under management) that such stockholder of record or beneficial owner is entitled to receive based on any increase or decrease in the value of the capital stock of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder of record’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder of record and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (ix) any other information relating to such stockholder of record and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (3) any material interest of each stockholder of record, and each beneficial owner, if any, on whose behalf the proposal is made, in the business to be brought before the annual meeting; (4) a description of all agreements, arrangements and understandings between each such stockholder of record and each beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the stockholder of record, including the name and address, as they appear on the corporation’s books, of the stockholders of record and beneficial owners known by such stockholder of record, or such beneficial owner, if any, on whose behalf the proposal is made, to be supporting such proposal ; (5) a representation that the stockholder of record is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice; and (6) a representation as to whether the stockholder of record or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal.

(C)    The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by this Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(D)    Notwithstanding the foregoing provisions of this Section 12, (1) nothing in this Section 12 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board, and (2) a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 12; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements provided in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a−8 under the Exchange Act. The provisions of this Section 12 shall also govern what constitutes timely notice for purposes of Rule 14a−4(c) of the Exchange Act.

SECTION 13.  Conduct of Meetings

At each meeting of stockholders, the presiding officer of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure.  Except to the extent inconsistent with any such rules and regulations adopted by the Board, the presiding officer of the meeting may establish rules, which need not be in writing, to maintain order and safety and for the conduct of the meeting.  Without limiting the foregoing, he or she may:

                      (A)    restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board;

                      (B)    restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

                      (C)    adjourn the meeting without a vote of the stockholders, whether or not there is a quorum present; and

                      (D)    make rules governing speeches and debate, including time limits and access to microphones.

The presiding officer of the meeting shall act in his or her absolute discretion and his or her rulings shall not be subject to appeal.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1.  Number, Qualification and Term of Office

The business, property and affairs of the corporation shall be managed by a Board consisting of not less than one Director.  The Board shall from time to time by a vote of a majority of the Directors then in office fix the specific number of Directors to constitute the Board.  At each annual meeting of stockholders a Board shall be elected by the stockholders for a term of one year.  Each Director shall serve until his successor is duly elected and shall qualify.

SECTION 2.  Vacancies and Newly Created Directorships

Vacancies in the Board and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a vote of the majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board.

SECTION 3.  Nominations of Directors

(A)    Subject to the rights, if any, of the holders of any series of preferred stock then outstanding, only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors at an annual meeting of stockholders of the corporation. Nominations of persons for election to the Board may be made only at an annual meeting of stockholders (1) by or at the direction of the Board or (2) by any stockholder of the corporation entitled to vote for the election of Directors at such annual meeting who complies with the notice procedure set forth in this Section 3.

(B)    Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation not earlier than 120 days nor later than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be received by the Secretary not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period or extend any time period for the giving of a stockholder’s notice as described above.

(C)    A stockholder’s notice to the Secretary shall set forth (1) as to each person whom the stockholder proposes to nominate for election or reelection as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class or series and number of shares of the corporation’s capital stock which are, directly or indirectly, owned beneficially and of record such person on the date of such stockholder’s notice, (iv) any other information relating to such person that would be required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the  Exchange Act (including such person’s written consent to being named as a nominee and to serving as a Director if elected) and (v) a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board, in accordance with the corporation’s Corporate Governance Guidelines;  (2) as to each stockholder of record giving the notice and each beneficial owner, if any, on whose behalf the nomination is made, the disclosures called for by clauses (i) through (ix) of Article II, Section 12(B)(ii); (3) a representation that each such stockholder of record is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (4) a representation as to whether each such stockholder of record or beneficial owner, if any, intends, or is or intends to be part of a group that intends, (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such nominees.

(D)    No person shall be eligible for election as a Director of the corporation unless nominated at an annual meeting in accordance with the procedures set forth in this Section 3 or chosen to fill a vacancy in accordance with Article III, Section 2.  The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 3, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        (E)    Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 3; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements provided in this Section 3.

SECTION 4.  Resignations

Any Director may resign at any time upon written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the corporation. Such resignation shall take effect on the date of receipt of such notice or at any later time specified therein; and the acceptance of such resignation, unless otherwise required by the terms thereof, shall not be necessary to make it effective.

SECTION 5.  Removals

Any Director may be removed, with or without cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of a majority in number of shares of the corporation entitled to vote for the election of such Director, and any  vacancy in the Board caused by any such removal shall be filled by a vote of the majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, or any regular or special meeting of the Board.

SECTION 6.  Chairman of the Board; Lead Director

The Board shall elect a Chairman of the Board to serve for a term as it may determine.

The Chairman of the Board shall, when present, preside at all meetings of the stockholders and the Board; shall have authority to call special meetings of the stockholders and of the Board; and shall have such other powers and duties as are expressly provided in these By-laws.

When the Chairman of the Board is a management Director, the Board will designate a non-management Director as Lead Director.

The Lead Director shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and the Board; shall have the authority to call special meetings of the stockholders and of the Board; and shall have such other powers and duties as are expressly provided in these By-laws.

SECTION 7.  Place of Meetings; Books and Records

The Board may hold its meetings, and have an office or offices, at such place or places within or without the State of Delaware as the Board from time to time may determine.

The Board, subject to the provisions of applicable statutes, may authorize the books and records of the corporation, and offices or agencies for the issue, transfer and registration of the capital stock of the corporation, to be kept at such place or places outside of the State of Delaware as, from time to time, may be designated by the Board.

SECTION 8.  Annual Meeting of the Board

The first meeting of each newly elected Board, to be known as the Annual Meeting of the Board, for the purpose of electing officers, designating committees and the transaction of such other business as may come before the Board, shall be held as soon as practicable after the adjournment of the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected Directors, provided a quorum shall be present. In the event such meeting is not held due to the absence of a quorum, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver signed by all of the newly elected Directors.

SECTION 9.  Regular Meetings

The Board shall provide for regular meetings of the Board at such times and at such places as it deems desirable. Notice of regular meetings need not be given.

SECTION 10.  Special Meetings

Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Lead Director and shall be called by the Secretary on the written request of three Directors on not less than 24 hours notice to each Director.  Notice of any special meeting of the Board may be given by personal delivery, mail, telegram, express courier service (including, without limitation, FedEx or UPS), facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), or other form of electronic transmission pursuant to which the Director has consented to receive notice.  The notice of meeting shall state the time and place of the meeting but need not state the purpose thereof. Whenever any notice is required to be given to any Director under the provisions of these By-laws, the Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 11.  Quorum and Manner of Acting

Except as otherwise provided by statute, the Restated Certificate of Incorporation, or these By-laws, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum is present. Notice of any such adjourned meeting need not be given.

SECTION 12.  Organization

At every meeting of the Board, the Chairman of the Board or in his absence the Chief Executive Officer, the President or the Lead Director, or if all of the said persons are absent, a chairman chosen by a majority of the Directors present shall act as chairman of the meeting. The Secretary, or an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 13.  Consent of Directors in Lieu of Meeting

Unless otherwise restricted by the Restated Certificate of Incorporation or by these By-laws, any action required or permitted to be taken at any meeting of the Board, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board or committee.

SECTION 14.  Telephonic Meetings

Members of the Board, or any committee designated by the Board, may participate in any meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

SECTION 15.  Compensation

Each Director, who is not a full-time salaried officer of the corporation or any of its wholly owned subsidiaries, when authorized by resolution of the Board, may receive as a Director a stated salary or an annual retainer, and any other benefits as the Board may determine, and in addition may be allowed a fixed fee or reimbursement of his reasonable expenses for attendance at each regular or special meeting of the Board or any committee thereof.

SECTION 16.  Interested Directors

No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers of this corporation, or have a financial interest in such contract or transaction, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1.  Executive Committee

The Board may, in its discretion, designate an Executive Committee, consisting of such number of Directors as the Board may from time to time determine.

The committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, but the committee shall have no power or authority in reference to the following matters:  (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) adopting, amending, or repealing any By-law of the corporation.  The committee shall have such other powers as the Board may from time to time prescribe.

SECTION 2.  Finance Committee

The Board may, in its discretion, designate a Finance Committee, consisting of such number of Directors as the Board may from time to time determine.  The committee shall monitor, review, appraise and recommend to the Board appropriate action with respect to the corporation’s capital structure, its source of funds and its financial position; review and recommend appropriate delegations of authority to management on expenditures and other financial commitments; review terms and conditions of financing plans; develop and recommend dividend policies and recommend to the Board specific dividend payments; and review the performance of the trustee of the corporation’s pension trust fund, and any proposed change in the investment policy of the trustee with respect to such fund.  The committee shall have such other duties, functions and powers as the Board may from time to time prescribe.

SECTION 3.  Audit Committee

The Board shall designate annually an Audit Committee consisting of not less than three Directors as it may from time to time determine, none of whom shall be officers or employees of the corporation.  The committee shall review with the independent accountants the corporation’s financial statements, basic accounting and financial policies and practices, adequacy of controls, standard and special tests used in verifying the corporation’s statements of account and in determining the soundness of the corporation’s financial condition, and the committee shall report to the Board the results of such reviews; review the policies and practices pertaining to publication of quarterly and annual statements to assure consistency with audited results and the implementation of policies and practices recommended by the independent accountants; ensure that suitable independent audits are made of the operations and results of subsidiary corporations and affiliates; and monitor compliance with the corporation’s code of business conduct.  The committee shall have such other duties, functions and powers as the Board may from time to time prescribe.

SECTION 4.  Compensation Committee

The Board shall designate annually a Compensation Committee consisting of not less than two Directors as it may from time to time determine, none of whom shall be officers or employees of the corporation.  The committee shall administer the corporation’s executive compensation plans and programs.  In addition, the committee shall consider proposals with respect to the creation of and changes to executive compensation plans and will review appropriate criteria for establishing certain performance measures and determining annual corporate and executive performance ratings under applicable corporation plans and programs.  The committee shall have such other duties, functions and powers as the Board may from time to time prescribe.

SECTION 5.  Governance & Nominating Committee

The Board shall designate annually a Governance & Nominating Committee consisting of not less than two Directors as it may from time to time determine, none of whom shall be officers or employees of the corporation.  The committee shall have responsibilities relating to corporate governance and criteria for Board selection.  The committee shall develop and recommend to the Board a set of corporate governance principles applicable to the corporation, identify individuals qualified to become members of the Board, consistent with criteria approved by the Board), select, or recommend that the Board select, the Director nominees for the next annual meeting of stockholders, and consider any nominations submitted by the stockholders to the Secretary in accordance with these By-laws, the corporation’s corporate governance guidelines or applicable law.  The committee shall have such other duties, functions and powers as the Board may from time to time prescribe.

SECTION 6.  Committee Chairman, Books and Records

The Board, based upon a recommendation of the Governance & Nominating Committee, shall elect a chairman to serve for such term as it may determine, shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules.  Each committee shall keep a record of its acts and proceedings, and all action of the committee shall be reported to the Board at the next regularly scheduled meeting of the Board.

SECTION 7.  Alternates

Alternate members of the committees prescribed by this Article IV may be designated by the Board from among the Directors to serve as occasion may require.  Whenever a quorum cannot be secured for any meeting of any such committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

Alternate members of such committees shall receive a reimbursement for expenses and compensation at the same rate as regular members of such committees.

SECTION 8.  Other Committees

The Board may designate such other committees, consisting of such number of Directors as the Board may from time to time determine, and each such committee shall serve for such term and shall have and may exercise, during intervals between meetings of the Board, such duties, functions and powers as the Board may from time to time prescribe.

SECTION 9.  Quorum and Manner of Acting

At each meeting of any committee the presence of a majority of the members of such committee, whether regular or alternate, shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action.

ARTICLE V

OFFICERS

SECTION 1.  Number

The officers of the corporation shall consist of such of the following as the Board may from time to time elect or appoint, or as the Chief Executive Officer may from time to time appoint pursuant to Section 6 of this Article V:  a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a General Counsel, a Secretary, a Treasurer, a Controller and one or more of the following: Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Associate or Assistant General Counsel, Assistant Secretary, Assistant Treasurer, Assistant Controller and such other officers with such titles and powers and/or duties as the Board or the Chief Executive Officer, as the case may be, shall from time to time determine.  Officers of the corporation may simultaneously serve as officers of subsidiaries or divisions thereof. Any number of offices may be held by the same person.

SECTION 2.  Election

The officers of the corporation, except those who may be appointed by the Chief Executive Officer as provided in Section 6 of this Article V, shall be elected or appointed as soon as practicable after the annual meeting of stockholders in each year to hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, or until his successor is elected and qualified or until his earlier death, resignation or removal.

SECTION 3.  Resignations

Any elected or appointed officer may resign at any time upon written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary of the corporation.  Such resignation shall take effect upon the date of its receipt or at such later time as may be specified therein, and unless otherwise required by the terms thereof, no acceptance of such resignation shall be necessary to make it effective.

SECTION 4.  Removals

Any elected or appointed officer may be removed, with or without cause, by the Board at any regular or special meeting of the Board, and in the case of an officer appointed pursuant to Section 6 of this Article V, may be so removed by the Chief Executive Officer. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation, but the election or appointment of any officer shall not of itself create contractual rights.

SECTION 5.  Vacancies

Any vacancy occurring in any office by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting or as otherwise provided in these By-laws.

SECTION 6.  Chief Executive Officer

The Chief Executive Officer shall have authority to sign and acknowledge in the name and on behalf of the corporation all stock certificates, contracts or other documents and instruments, except where the signing thereof shall be expressly delegated to some other officer or agent by the Board or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board may authorize any officer, employee or agent of the corporation to sign, execute and acknowledge in his place and stead all such documents and instruments; he shall fix the compensation of officers of the corporation, other than his own compensation, and the compensation of officers of its principal operating subsidiaries reporting directly to him unless such authority is otherwise reserved to the Board or a committee thereof; and he shall approve proposed employee compensation and benefit plans of subsidiary companies not involving the issuance or purchase of capital stock of the corporation.  He shall have the power to appoint and remove any Vice President, Controller, General Counsel, Secretary or Treasurer of the corporation.  He shall also have the power to appoint and remove such associate or assistant officers of the corporation with such titles and duties as he may from time to time deem necessary or appropriate.  He shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board or the Executive Committee.

The Chief Executive Officer shall be authorized, without further approval of the Finance Committee or the Board, pursuant to the delegation of authority approved by the Finance Committee or the Board.  Such delegation of authority shall not authorize the corporation or its subsidiaries to make a significant change in its business or to issue the corporation’s capital stock without the specific approval of the Board.  Notwithstanding the foregoing limitations, the Chief Executive Officer shall have such power and authority as is usual, customary and desirable to perform all the duties of the office (including, but not limited to, the approval of payments or arrangements made in connection with the corporation’s debt, interest, tax, contractual, and regulatory obligations) necessary to, and consistent with, the businesses of the corporation and its subsidiaries.  The Chief Executive Officer (and other officers of the corporation as delegated by the Chief Executive Officer or as authorized in these By-laws) may delegate the foregoing authorization to other officers, employees, and agents of the corporation by either written authorization (including powers of attorney) or otherwise, unless such authorization is expressly reserved for the Chairman of the Board, the Chief Executive Officer or other officer, as applicable.

In the absence or disability of the Chairman of the Board or the Lead Director, or at their request, the Chief Executive Officer may preside at any meeting of the stockholders or of the Board and, in such circumstances, may exercise any of the other powers or perform any of the other duties of the Chairman of the Board.

SECTION 7.  President

The President shall have general authority over the property, business and affairs of the corporation, and over all subordinate officers, agents and employees of the corporation, subject to the control and direction of the Board, the Executive Committee and the Chief Executive Officer, including the power to sign and acknowledge in the name and on behalf of the corporation all stock certificates, deeds, mortgages, bonds, contracts or other documents and instruments except when the signing thereof shall be expressly delegated to some other officer or agent by the Board or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board, may delegate to any officer, employee or agent of the corporation authority to sign, execute and acknowledge in his place and stead all such documents and instruments.

SECTION 8.  Chief Operating Officer

The Chief Operating Officer shall have direct management responsibility for the general business operations of the corporation, and he shall have such powers and perform such duties as may be incident to the office of chief operating officer of a corporation, those duties assigned to him by other provisions of the By-laws, and such other duties as may from time to time be assigned to him either directly or indirectly by the Board, the Chairman of the Board or the President.  Subject to delegations by the Chief Executive Officer pursuant to Section 6 of this Article V, the Chief Operating Officer may sign or execute, in the name of the corporation, all stock certificates, deeds, mortgages, bonds, contracts or other documents and instruments, except in cases where the signing or execution thereof shall be required by law or shall have been expressly delegated by the Board or these By-laws to some other officer or agent of the corporation.

SECTION 9.  Chief Financial Officer

The Chief Financial Officer shall have responsibility for development and administration of the corporation’s financial plans and all financial arrangements, its cash deposits and short term investments, its accounting policies and its federal and state tax returns.  The Chief Financial Officer shall also be responsible for the corporation’s internal control procedures and for its relationship with the financial community.  The Chief Financial Officer shall perform all the duties incident to the office of chief financial officer of a corporation, those duties assigned to him by other provisions of these By-laws and such other duties as may be assigned to him either directly or indirectly by the Board, the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Operating Officer, or as may be provided by law.

SECTION 10.  Vice Presidents

Each Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as may from time to time be assigned to him, directly or indirectly, either generally or in specific instances, by the Board, the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Operating Officer.

Subject to delegations by the Chief Executive Officer pursuant to Section 6 of this Article V, each Executive Vice President, Senior Vice President and Vice President shall perform all duties incident to the office of vice president of a corporation and shall have authority to sign or execute, in the name of the corporation, all stock certificates, deeds, mortgages, bonds, contracts or other documents or instruments, except in cases where the signing or execution thereof shall have been expressly delegated by the Board or these By-laws to some other officer or agent of the corporation.

SECTION 11.  General Counsel

The General Counsel shall be the chief legal advisor of the corporation and shall have responsibility for the management of the legal affairs and litigation of the corporation and, in general, he shall perform the duties incident to the office of general counsel of a corporation and such other duties as may be assigned to him either directly or indirectly by the Board, the Chief Executive Officer or the President, or as may be provided by law.

SECTION 12.  Secretary

The Secretary shall keep the minutes of meetings of the stockholders and of the Board in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; he shall be custodian of the records and of the corporate seal or seals of the corporation; he shall see that the corporate seal is affixed to all documents requiring same, the execution of which, on behalf of the corporation, under its seal, is duly authorized, and when said seal is so affixed he may attest same; and, in general, he shall perform all duties incident to the office of the secretary of a corporation, and such other duties as from time to time may be assigned to him directly or indirectly by the Board, the Chairman of the Board, the Chief Executive Officer, the President, or the General Counsel, or as may be provided by law.  Any Assistant Secretary may perform any of the duties or exercise any of the powers of the Secretary at the request of, or in the absence or disability of, the Secretary or otherwise as occasion may require in the administration of the business and affairs of the corporation.

SECTION 13.  Treasurer

The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation, and shall deposit, or cause to be deposited, in the name of the corporation, all moneys or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by or under authority of the Board; if required by the Board, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the

Board may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the corporation; and, in general, he shall perform the duties incident to the office of treasurer of a corporation and such other duties as may be assigned to him directly or indirectly by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer, or as may be provided by law.  Any Assistant Treasurer may perform any of the duties or exercise any of the powers of the Treasurer at the request of, or in the absence or disability of, the Treasurer or otherwise as occasion may require in the administration of the business and affairs of the corporation.

SECTION 14.  Controller

The Controller shall be the chief accounting officer of the corporation.  He shall keep full and accurate accounts of the assets, liabilities, commitments, receipts, disbursements and other financial transactions of the corporation; shall cause regular audits of the books and records of account of the corporation and shall supervise the preparation of the corporation’s financial statements; and, in general, he shall perform the duties incident to the office of controller of a corporation and such other duties as may be assigned to him directly or indirectly by the Board, the Audit Committee, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer, or as may be provided by law.

SECTION 15.  Absence or Disability of Officers

In the absence or disability of the Chief Executive Officer, the President or any other officer, the Board or a committee thereof may designate individuals to perform the duties of those absent or disabled.

ARTICLE VI

STOCK CERTIFICATES AND TRANSFER THEREOF

SECTION 1.  Stock Certificates

Except as otherwise permitted by statute, the Restated Certificate of Incorporation or resolution or resolutions of the Board, every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares, and the class and series thereof, owned by him in the corporation.  Any and all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  The Board or the Chief Executive Officer shall determine the form of stock certificate of the corporation.

SECTION 2.  Transfer of Stock

Transfer of shares of the capital stock of the corporation shall be made only on the books (whether physically or electronically) of the corporation by the holder thereof, or by his attorney duly authorized, and on surrender of the certificate or certificates for such shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer; provided, however, that such succession, assignment, or transfer is not prohibited by the Restated Certificate of Incorporation, these By-laws, applicable law, or contract.  A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation, and the corporation shall not, except as expressly required by statute, be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person whether or not it shall have express or other notice thereof.

SECTION 3.  Transfer Agents and Registrars

The Board, the Chairman of the Board, or the Chief Executive Officer, as appropriate, may appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the corporation, as may be required by and in accordance with applicable laws, rules and regulations.  Except as otherwise provided by the Board, the Chairman of the Board, or the Chief Executive Officer, as appropriate, in respect of temporary certificates, no certificates for shares of capital stock of the corporation shall be valid unless countersigned by a transfer agent and registered by one of such registrars.

SECTION 4.  Additional Regulations

The Board, the Chairman of the Board, or the Chief Executive Officer, as appropriate, may make such additional rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

SECTION 5.  Lost, Stolen or Destroyed Certificates

The Board, the Chairman of the Board, or the Chief Executive Officer may provide for the issuance of new certificates of stock to replace certificates of stock lost, stolen or destroyed, or alleged to be lost, stolen or destroyed, upon such terms and in accordance with such procedures as the Board or the Chief Executive Officer shall deem proper and prescribe.

ARTICLE VII

DIVIDENDS, SURPLUS, ETC.

Except as otherwise provided by statute or the Restated Certificate of Incorporation, the Board may declare dividends upon the shares of its capital stock either (1) out of its surplus, or (2) in case there shall be no surplus, out of its net profits for the fiscal year, whenever, and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation.

ARTICLE VIII

SEAL

The corporation may have a corporate seal which shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE IX

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January of each year, or on such other day as may be fixed from time to time by the Board.

ARTICLE X

INDEMNIFICATION

SECTION 1.  Right to Indemnification

Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a Director (as that term is used in this Article X only, to include Directors elected or appointed pursuant to Article III of these By-laws, Advisory Directors and Emeritus Directors acting at the request of the Board) or officer of the corporation or, while a Director or officer of the corporation, is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as such a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article X with respect to proceedings seeking to enforce rights to indemnification or to advancement of expenses, the corporation shall be required to indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of the corporation.  The corporation shall pay the reasonable expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee while a Director, officer or employee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified under this Section 1, or otherwise; and provided further that except as provided in Section 2 of this Article X with respect to proceedings seeking to enforce rights to indemnification or an advancement of expenses, the corporation shall be required to advance expenses to any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of the corporation.

SECTION 2.  Right of Indemnitee to Bring Suit

If a claim under Section 1 of this Article X is not paid in full by the corporation (following the final disposition of the proceeding) within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case final disposition of the proceeding is not required and the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the indemnitee shall be entitled to be paid the expense of prosecuting such suit.  The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled.  Neither the failure of the corporation (including its Board, independent legal counsel, or its stockholders), to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

SECTION 3.  Contract Rights

The rights to indemnification and to advancement of expenses conferred upon an indemnitee pursuant to Sections 1 and 2 of this Article X shall be contract rights, and any amendment to or repeal of this Article X (or any provision thereof) shall not adversely affect any right to indemnification or advancement of expenses with respect to acts or omissions of such indemnitee occurring prior to such amendment or repeal (regardless of whether the proceeding relating to such acts or omissions is commenced before or after such amendment or repeal).

SECTION 4.  Nonexclusivity of Rights

The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested Directors or otherwise.

SECTION 5.  Insurance, Contracts and Funding

The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.  The corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

SECTION 6.  Wholly Owned Subsidiaries

Any person who is or was serving as a Director of a wholly owned subsidiary of the corporation shall be deemed, for purposes of this Article only, to be a Director, officer or employee of the corporation entitled to indemnification under this Article.

SECTION 7.  Indemnification of Employees and Agents of the Corporation

The corporation may, by action of the Board from time to time, in its discretion and upon such terms and conditions, if any, as it deems appropriate under the circumstances, grant rights to indemnification and advancement of expenses to employees and agents of the corporation to the full extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, or by other applicable law as then in effect.  The corporation may, by action of the Board from time to time, authorize one or more officers to grant rights to indemnification and advancement of expenses to employees and agents of the corporation, in the discretion of such officer or officers and upon such terms and conditions, if any, as such officer or officers deem appropriate under the circumstances, in each case to the full extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, or by other applicable law as then in effect.

ARTICLE XI

CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 1.  Checks, Drafts, Etc.; Loans

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by resolution of the Board.  No loans shall be contracted on behalf of the corporation unless authorized by the Board.  Such authority may be general or confined to specific circumstances.  No loans shall be made by the corporation to any officer unless specifically approved by the Board, and such loan would not violate any applicable laws.

SECTION 2.  Deposits

All funds of the corporation shall be deposited, from time to time, to the credit of the corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may, from time to time, be delegated by the Board; and for the purpose of such deposit, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or any Assistant Treasurer, or any other officer or agent to whom such power may be delegated by the Board, may endorse, assign and deliver checks, drafts and other order for the payment of money which are payable to the order of the corporation.

ARTICLE XII

AMENDMENTS

These By-laws may be altered or repealed and new By-laws may be made by the affirmative vote, at any meeting of the Board, of a majority of the entire Board, subject to the rights of the stockholders of the corporation to amend or repeal By-laws made or amended by the Board by the affirmative vote of the holders of record of a majority in aggregate voting power of the shares of the outstanding stock of the corporation present or represented at any meeting of the stockholders and entitled to vote thereon, provided that notice of the proposed action be included in the notice of such meeting.

ARTICLE XIII

MISCELLANEOUS

All references and uses herein of the masculine pronouns “he” or “his” shall have equal applicability to and shall also mean their feminine counterpart pronouns, such as “she” or “her.”